EXHIBIT 10.2

                           ADVISORY SERVICES AGREEMENT

     ADVISORY SERVICES AGREEMENT, dated as of January 9, 2003, by and between BERKSHIRE INCOME REALTY INC., a Maryland corporation (the "Company"), and BERKSHIRE PROPERTY ADVISORS, L.L.C., a Delaware limited liability company (the "Advisor").

                                   WITNESSETH:

     WHEREAS, the Company has filed with the Securities and Exchange Commission a registration statement on Form S-11 (the "Registration Statement") to register its shares of Series A preferred stock, par value $0.01 per share (the "Preferred Shares"), to be offered in connection with the proposed exchange of its Preferred Shares for certain interests in mortgage funds, as more fully described in the Registration Statement (the "Exchange");

     WHEREAS, the Company intends to qualify as a "real estate investment trust," as defined in the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Company desires to avail itself of the experience, resources, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors of the Company (the "Board of Directors"), all as provided herein;

     WHEREAS, the Advisor is willing to undertake to render such services on the terms and subject to the conditions hereinafter set forth;

     WHEREAS, this Agreement shall become effective upon the closing of the Exchange; and

     WHEREAS, all capitalized terms used and not defined herein have the meaning ascribed to them in the Registration Statement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Appointment. The Company hereby appoints the Advisor to serve as its investment and management advisor on the terms and subject to the conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

     2. Duties of the Advisor. The Advisor undertakes to manage the Company's portfolio and identify investment opportunities consistent with the Company's investment policies and objectives, as the Board of Directors may adopt from time to time. In performance of this undertaking, subject to the supervision and direction of the Board of Directors, the Advisor shall, pursuant to delegated authority:

          (a) obtain or provide such services as may be required to administer the Company's daily operations;
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          (b)  identify  investment  opportunities  for the  Company  which  are consistent with the Company's investment objectives and policies;

          (c) serve as the Company's investment and financial advisor and provide reports with respect to the Company's portfolio of investments, including, but not limited to, the making of investments in real properties and other real estate investments consistent with the Company's investment policies;

          (d) on the Company's behalf, investigate, select, retain and conduct relationships with such persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, investors, builders, developers, borrowers, lenders, mortgagors, brokers, accountants, attorneys, appraisers and others, including the Company's or the Advisor's affiliates;

          (e) provide advice and recommendations concerning the making of investments consistent with the Company's investment policies;

          (f) structure and negotiate the terms of investments in properties and obtain the Board of Directors' approval of investments, consistent with the Company's investment policies and objectives as they may be adopted from time to time by the Board of Directors; provided, that the Advisor is expressly authorized to make investments in multi-family residential properties on the Company's behalf that are consistent with the investment and other policies adopted by the Board of Directors from time to time without obtaining the approval of the Board of Directors;

          (g)  obtain  from  the  Advisor's  affiliates  or from  third  parties
     property  management  services  for  the  Company's   investments  in  real
     property;

          (h) obtain for or provide to the Company such services as may be required in acquiring, managing and disposing of investments, including, but not limited to, the negotiation of purchase contracts and services related to the acquisition of real properties by the Company, disbursing and collecting the Company's funds, paying the Company's debts and
     fulfilling  the  Company's  obligations,  and  handling,   prosecuting  and
     settling any of the Company's claims, and such other services as the Company may require;

          (i) do all things necessary to assure the Advisor's ability to fulfill its obligations to the Company, including providing the office space, furnishings and personnel necessary for the performance of the foregoing services;

          (j) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of the Advisor's performance of the foregoing services; and

          (k) within 30 days after the end of each of the Company's fiscal quarters, submit to the Board of Directors a statement of the Company's sources of income during such fiscal quarter and make recommendations concerning changes, if any, in the Company's investments to permit the Company to satisfy the requirements of

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     Sections 856(c)(2),  856(c)(3) and 856(c)(4) of the Code (such statement of income may be based upon information supplied by independent contractors of the Company, to the extent applicable).

     3. Certain Guidelines. The Advisor shall endeavor to ensure, with respect to the Company's investments, that: (a) an appropriate policy of title insurance is obtained with respect to any property, whether acquired directly by the Company or encumbered by a lien in favor of the Company, which secures a loan made by the Company or any property otherwise acquired by the Company, or that an opinion of counsel as to such title is obtained; (b) any mortgage securing any investment of the Company shall be a valid lien upon the mortgaged property and upon foreclosure thereof would be subordinate only to such liens as are expressly set forth therein; (c) any property acquired by the Company or securing a mortgage loan investment of the Company is duly insured against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as are customary and appropriate in the circumstances; (d) a majority of the Board of Directors (including a majority of the independent directors, as such term is used in the Registration Statement) approves, in advance, any investment (other than with respect to the initial properties (as such term is used in the Registration Statement) or the Interests) by the Company or the operating partnership (as such term is used in the Registration Statement), on the one hand, with the Advisor or any of its affiliates, on the other hand; (e) the Company does not make any loans to the Advisor or any of its affiliates; (f) the Company's ratio of debt to total assets, at the time of the incurrence of any indebtedness, does not exceed 75%; and (g) investments in any one property acquired after the formation transactions described in the Registration Statement do not exceed 25% of the value of the Company's total assets at the time of its acquisition.

     4. REIT Qualification, Etc. Notwithstanding anything to the contrary in this Agreement, the Advisor shall use its best efforts to refrain from taking any action (including, without limitation, the furnishing or rendering of services to tenants of a property or managing or operating a property) which, in its judgment, made in good faith and with the exercise of reasonable care, would: (a) adversely affect the status of the Company as a "real estate investment trust" under the Code and all rules and regulations promulgated thereunder or subject the Company to material income taxes or excise taxes or any tax on a prohibited transaction, as defined for purposes of the Code; (b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, of which the Advisor should reasonably be aware; or (c) otherwise not be permitted by the charter or bylaws of the Company, except that if any such action specified in clauses (a), (b) or (c) shall be ordered by the Board of Directors, the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action would adversely affect the status of the Company as a "real estate investment trust" under the Code, and the Advisor shall refrain from taking such action, unless, but only to the extent that, the Advisor receives specific written instructions from the Board of Directors expressly ordering that the action be taken, notwithstanding such notification by it to the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific written instructions of the Board of Directors so given.
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     5. Investment Company Status.  Notwithstanding  anything to the contrary in this Agreement, the Advisor shall use its best efforts to refrain from any action which, in its judgment, made in good faith and in the exercise of reasonable care, would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended, except where such action has been ordered by the Board of Directors, in which event the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action might require such registration and shall refrain from taking such action, unless, but only to the extent that, the Advisor receives specific written instructions from the Board of Directors expressly ordering that the actions be taken, notwithstanding such notification by it to the Board of Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific written instructions of the Board of Directors so given.

     6. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve. The Advisor shall, from time to time, render to the Board of Directors and to the auditors of the Company a complete accounting of such collections and disbursements.

     7. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Board of Directors and shall, at the request of the Board of Directors, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

     8. Information Furnished to the Advisor. The Board of Directors shall at all times keep the Advisor fully informed concerning the investment, disposition and financing policies of the Company and the intentions of the Board of Directors concerning the future activities and investments of the Company. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     9. Compensation. For rendering the services described herein, the Company shall pay to the Advisor the following:

          (a) Asset Management Fee. Subject to Section 9(c), for asset management services rendered to the Company, an annual amount, payable quarterly in arrears, equal to, in the case of properties (including the initial properties, as such term is used in the Registration Statement) or mortgage loan investments, 0.40% of the Purchase Price (as defined below) of such properties, as adjusted from time to time to reflect the then current fair market value of the property. Any such adjustment shall be proposed by the Advisor but will be subject to the approval of the audit committee of the Board of Directors. Notwithstanding the foregoing, there shall be no asset management fee payable with respect to the Interests acquired by the Company pursuant to the Exchange.

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     The  term  "Purchase  Price,"  as used in this  Agreement,  shall  mean the
     capitalized  basis  of  an  asset  under  generally   accepted   accounting
     principles   including,   but  not  limited  to,   rehabilitation   or  new
     construction costs, costs of acquisition, or other items paid or received which would be considered an adjustment to basis; except that acquisition fees and capital expenditures of a recurring nature will be excluded from such definition.

          (b) Acquisition Fee. Subject to Section 9(c), the Advisor shall receive an acquisition fee equal to 1.0% of the Purchase Price of any new property, whether owned directly or indirectly by the Company. Notwithstanding the foregoing, no acquisition fee shall be payable with respect to KRF Company, L.L.C.'s interest in the initial properties (as such term is used in the Registration Statement) or the Interests acquired by the Company pursuant to the Exchange. In addition, the Company shall reimburse the Advisor and its affiliates for the reasonable expenses of acquisition actually incurred by them.

          (c)  Subordination.  No asset  management fee or acquisition fee under
     Section 9(a) or 9(b) shall be payable to the Advisor during any time when any amounts payable on the Preferred Shares then due have not been paid in full.

          (d) Reimbursement of Expenses. The Company shall reimburse the Advisor for (a) the out-of-pocket expenses of the Advisor of goods, materials and services used for or by the Company and (b) the cost of administrative services rendered to the Company by the Advisor which are necessary to the prudent operation of the Company, such as legal, accounting, computer, transfer agent and other services that could be performed directly for the Company by independent parties.

     10. Other Activities of the Advisor. Nothing contained herein shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other investors (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, member or shareholder of the Advisor or its affiliates to engage in any other business or to render services of any kind to any other partnership, limited liability company, corporation, firm, individual, trust or association. Notwithstanding the foregoing, however, the Advisor shall devote sufficient resources as may be required to discharge its obligations hereunder. The Advisor may, with respect to any investment in which the Company is a participant, subject to its contractual duties to the Company under this Agreement, also render advice and service to each and every other participant therein.

     11. Allocation of Investment Opportunities. Neither the Advisor nor any of its affiliates shall be obligated to present to the Company all investment opportunities that come to their attention, even if any of those opportunities may be suitable to the Company. In addition, the Advisor shall have sole discretion in determining how to allocate investment opportunities as between the Company, on the one hand, and the Advisor or its affiliates, on the other hand, as the Advisor deems advisable.
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     12. Term/Termination of Agreement.  Initially,  this Agreement shall have a term of two years commencing on the closing date of the Exchange. Following the initial term, subsequent renewals will be subject to an evaluation of the performance of the Advisor by the audit committee of the Board of Directors. This Agreement may be terminated by the audit committee of the Board of Directors or the Advisor, in all cases, by giving not less than 60 days advance notice in writing to the other party.

     13. Action Upon Termination. If the Advisor terminates this Agreement, the Advisor shall not be entitled to compensation for services performed after the effective date of such termination. The Advisor shall, forthwith upon such termination:

          (a) promptly pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled under this Agreement;

          (b) promptly deliver to the Company a full accounting, including a statement showing all amounts collected, disbursed and held by the Advisor, for the period following the date of the last accounting furnished to the Company; and

          (c) promptly deliver to the Company all property and documents of the Company then in the custody of the Advisor.

     14. Amendments. The Agreement shall not be modified except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     15. Assignment. This Agreement may be assigned upon the consent of both parties hereto by: (i) the Advisor to a person which is an affiliate of the Advisor; or (ii) either the Advisor or the Company to its successor-in-interest. The Advisor may delegate some or all of its duties under this Agreement to an affiliate. Notwithstanding the foregoing, so long as the Company intends to qualify as a real estate investment trust under the Code, this Agreement may not be assigned to any entity that serves as a property manager with respect to the properties of the Company.

     16. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to conflicts of laws, principles or rules.

     17. Directors and Stockholders Not Liable. This Agreement is made on behalf of the Company by an officer of the Company, not individually, but solely as such officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to, the private property of any of the directors, officers, shareholders, employees or agents of the Company personally, but shall bind only the Company.

     18. Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor, to the full extent permitted by the Maryland General
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                                       7

Corporation Law (in effect at the time indemnity is sought), from all liability, claims, damages or loss arising in the performance of its duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance; provided, however, that the Advisor shall not be entitled to indemnification, under this Section 18, if it acts in a manner which constitutes gross negligence or willful misfeasance.

     19. No Partnership or Joint Venture. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them or their affiliates.

     20. Headings. The section headings hereof have been inserted for reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     21. Notices. All notices, demands and other communication to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given, if hand delivered, on the date of receipt; if delivered by courier, on the day delivered by such courier as such day is established by evidence obtained by the sender from the courier; if delivered by facsimile transmission, on the day and at the time of receipt with confirmed answerback; or if delivered by U.S. mail, on the third business day after mailing. Such notices, demands and other communications to be valid must be addressed:

                                    (a) If to the Company, to:

                                    Berkshire Income Realty, Inc.
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attn:  Scott D. Spelfogel, Esq.

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Attn:  James M. Dubin, Esq.

                                   (b) if to the Advisor, to:

                                    Berkshire Property Advisors, L.L.C.
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attn:  Scott D. Spelfogel, Esq.

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                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Attn:  James M. Dubin, Esq.

or to such other address or to the attention of such other person as recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain).



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     IN WITNESS WHEREOF,  each of the undersigned has executed this Agreement as of the date first above written.



                                BERKSHIRE INCOME REALTY, INC.


                                By: /s/ David C. Quade
                                    -------------------------------------------
                                    Name:    David C. Quade
                                    Title:   President


                                BERKSHIRE PROPERTY ADVISORS, L.L.C.

                                By: The Berkshire Companies Limited Partnership,
                                    its managing member

                                By: KGP-1, Incorporated,
                                    its general partner


                                By: /s/ Douglas Krupp
                                    -------------------------------------------
                                    Name:    Douglas Krupp
                                    Title:   President




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